EXHIBIT 10.39

October 21, 1999

Jeff McMullen
c/o JetForm Corporation
560 Rochester Street
Ottawa, Ontario
K1S 5K2

                            Re: Employment Agreement

     We are pleased to confirm the terms and conditions of the employment of Jeff McMullen ("you" or the "Executive") with JetForm Corporation (the "Corporation"). The Corporation believes that it is reasonable and fair to the Corporation that you receive fair treatment in the event of the termination without cause or adverse modification without cause of your employment. In consideration thereof, and by your execution of this Agreement below, you wish to abide by various non-competition and confidentiality restrictions contained herein, your violation of which would be highly detrimental to the Corporation, and both you and the Corporation wish formally to agree as to the terms and conditions contained herein that will govern the termination or modification of your employment.

Article I - Preamble and Interpretation

1.0 The parties agree that the Executive's original date of employment with the corporation for the purposes of this agreement is October 3, 1994.

1.1 The parties agree, and represent and warrant to each other, that the above preamble is true and accurate and is incorporated into the terms of this Agreement.

1.2 The headings of the Articles, sections, subsections and clauses herein are inserted for convenience of reference only and shall not affect the meaning or construction hereof.

1.3 For the purposes of this Agreement, the following terms shall have the following meanings, respectively:

(a)  "Annual Salary" means the sum of:

     (i) the annual salary of the Executive, payable to the Executive by the Corporation at the Date of Termination or as at the end of the month immediately preceding the month in which termination occurs (the "Prior Month"), whichever is greater, and if an annual salary has not been established, it shall be calculated by multiplying the monthly salary of the Executive in effect for the Prior Month by 12; and

     (ii) the aggregate amount of all remuneration, salaries, bonuses and benefits (including, without limitation, health, dental and disability coverage) not included in clause (i) above that the board of directors of the Corporation acting reasonably estimates would be payable to the Executive during the 12 month period following the termination of the Executive's employment by the Corporation assuming: (1) the employment of the Executive was not terminated during such period; and (2) the Executive benefited from and participated in such remuneration, salaries, bonuses and benefits on a basis consistent with practices in effect for senior executives of the Corporation immediately prior to the Date of Termination;

(b) "Change of Control" shall mean: the acquisition by a person or persons acting jointly of the Corporation's voting shares, such that the acquiror(s) would beneficially own shares equal to greater than 50% of the votes attaching to the Corporation's voting shares.

(c) "Date of Termination" shall mean the date of termination of the Executive's employment, whether by the Executive or by the Corporation or by death of the Executive;

(d) "Disability" shall mean the Executive's failure to substantially perform his duties on a full-time basis for a period of six months out of any 18-month period, where such failure is a result of physical or mental illness;

(e) "Good Reason" shall include, without limitation, the occurrence of any of the following without the Executive's written consent (except in connection with the termination of the employment of the Executive for Just Cause or Disability):

     (i) a material reduction by the Corporation of the Executive's salary, benefits or any other form of remuneration or any change in the basis upon which the Executive's salary, benefits or any other form of remuneration payable by the Corporation is determined other than a reduction or change in a manner which is consistent with industry practices generally in effect prior to such reduction or change; or

     (ii) any failure by the Corporation to continue in effect any substantive benefit, bonus, profit sharing, incentive, remuneration or compensation plan, pension plan or retirement plan in which the Executive was participating or entitled to participate immediately prior to such failure other than a failure to continue such benefits, bonuses or plans on a basis consistent with industry practices generally in effect prior to such failure, or the Corporation taking any action or failing to take any action, the failure of which would adversely affect the Executive's participation in or reduce his rights or benefits under or pursuant to any such plan other than an action or failure to take an action on a basis consistent with industry practices generally in effect prior to such action or failure, or the Corporation failing to increase or improve such rights or benefits on a basis consistent with industry practices generally in effect prior to such failure; or

     (iii) any material breach by the Corporation of any provision of this Agreement; or

     (iv) the failure by the Corporation to obtain, in a form satisfactory to the Executive acting reasonably, an effective assumption of its obligations hereunder by any successor to the Corporation, including a successor to a material portion of its business; or

     (iv) the Corporation requiring the Executive to relocate to a place of work located greater than 100 kilometres from Executive's current place of work; and

     (v) dishonesty or any improper act by the Chief Executive Officer or by a Senior Vice President of the Corporation materially affecting the consolidated financial statements and related disclosures of the Corporation or preventing the Executive from performing hix duties under this Agreement; and

(f)  "Just Cause" shall mean:

     (i)     gross insubordination;

     (ii) the continued failure or refusal by the Executive to substantially perform his duties according to the terms of his employment, after the Corporation has given the Executive notice of such failure or refusal and a reasonable opportunity to correct it, except where such acts or omissions by the Executive:

             (A)  follow an event defined herein as "Good Reason"; or

             (B)  result from the Executive's Disability.

     (iii)   dishonesty by the Executive affecting the Corporation;

     (iv) use by the Executive of drugs or of alcohol in a manner which materially affects his ability to perform his employment duties;

     (v) any improper act by the Executive that the Executive knows or should reasonably know is substantially inconsistent with his duties as an Executive; or

     (vi) any criminal act of dishonesty by the Executive resulting or intended to result directly or indirectly in personal gain of the Executive at the Corporation's expense.

Article II - Duties and Compensation

2.1 The Executive shall serve the Corporation and any subsidiaries of the Corporation in such capacity or capacities and shall perform such duties and exercise such powers pertaining to the management and operation of the Corporation and any subsidiaries of the Corporation as may be determined from time to time by the board of directors of the Corporation consistent with the office of the Executive. The Executive shall:

(a) devote his full time and attention and his reasonable best efforts during normal business hours to the business and affairs of the Corporation;

(b) perform those duties that may reasonably be assigned to the Executive diligently and faithfully to the best of the Executive's abilities and in the best interests of the Corporation;

(c) faithfully observe and abide by all the rules, regulations and policies of the Corporation applicable to the Executive, (including without limitation the Corporation's policies respecting insider trading) from time to time in force which are brought to the attention of the Executive or which he should reasonably be aware; and

(d) use his reasonable best efforts to promote the interests and goodwill of the Corporation.

2.2 Subject to Article 3 hereof, the Annual Salary payable to the Executive shall be determined during the annual review process by the direct line reporting executive and approved where applicable by the Chief Operating Officer, the President, or the Compensation Committee of the Board of Directors.

2.3 The Executive shall also be entitled to receive the vacation and benefits set forth on a basis consistent with the company practice generally in effect for other executives of the corporation which benefits may be amended from time to time by the Corporation but subject always to the provisions of Article 3 hereof.

Article III - Obligations of the Corporation upon Termination

3.1 The Corporation shall have the following obligations in the event that the Executive's employment is terminated:

(a) Death, Disability or Retirement. If the Executive's employment is terminated by reason of the Executive's death, Disability or retirement, the Executive or the Executive's family, as the case may be, shall be entitled to receive benefits in a manner consistent with and at least equal in amount to those made available by the Corporation to senior executives or surviving families of the senior executives of the Corporation under such plans, programs and policies relating to (i) family death benefits, if any, as are in effect at the date of the Executive's death; or (ii)
     Disability or retirement, if any, as are in effect at the Date of Termination, as the case may be.

(b) Termination by the Corporation for Just Cause and Termination by the Executive Other Than for Good Reason. If the Executive's employment is terminated by the Corporation for Just Cause, or is terminated by the Executive other than for Good Reason, the Corporation shall pay to the Executive, if not theretofore paid, the fraction of the Annual Salary and vacation pay, if any, earned by or payable to the Executive by the Corporation during the then current fiscal year of the Corporation for the period to and including the Date of Termination, and the Corporation shall not have any further obligations to the Executive under this Agreement or otherwise.

(c) Termination by the Corporation Other Than for Just Cause, Disability or Death and Termination by the Executive for Good Reason. Either party must give 60 days written notice of such termination. If the Executive's employment is terminated by the Corporation other than for Just Cause, Disability, retirement or death or is terminated by the Executive for Good
     Reason:

     (i) the Corporation shall pay to or to the order of the Executive the aggregate of the following amounts (less any deductions required by law):

             (A) if not theretofore paid, the Executive's Annual Salary for the then current fiscal year of the Corporation for the period to and including the Date of Termination; and

             (B)  an amount equal to the Annual Salary;

     (ii) subject to the provisions of Section 9 of the 1995 Stock Option Plan and Section 16 of the 1993 Stock Option Plan, the Corporation shall ensure that all options to acquire common shares of the Corporation held by the Executive on the Date of Termination shall continue to vest and be exercisable for the full period during which Executive is compensated by the Corporation as set forth in
             Section 3.2. As of the last day of such period, the executive shall have 30 days to exercise all vested options. On the 31st day, all unexercised options vested or unvested are cancelled.

     (iii) the Corporation shall not seek in any way to amend the terms of any loans from the Corporation or its subsidiaries to the Executive;

     (iv) the Corporation shall provide the Executive with the job relocation counselling services of the firm acceptable to the Corporation for an amount not to exceed $15,000;

     (v) if, at the Date of Termination, there were any memberships in any clubs, social or athletic organizations paid for by the Corporation that were for the regular use of the executive at the Date of Termination, the Corporation will not take any action to terminate such memberships but need not renew any such membership that expires; and

     (vi) the Corporation shall pay to the Executive all outstanding and accrued vacation pay to the Date of Termination.

Upon compliance with clauses (c)(i) through (vi) above, the Corporation shall have no further obligations to the Executive under this Agreement or otherwise and the Executive agrees that notwithstanding any other provision contained herein, the Executive shall not have any right to commence any action for wrongful dismissal or termination.

(d) Change of Control. The parties agree that this Agreement will not automatically terminate upon any Change of Control of the Corporation. However, the Corporation and the Executive acknowledge and agree that both the Corporation (or its successor) and the Executive shall have the right to terminate this Agreement within 90 days of the closing of a Change of Control, on 30 days prior notice to the other party (prior to the expiry of the 90 day period). If the Executive's employment is so terminated:

     (i) the Corporation shall pay to or to the order of the Executive the aggregate of the following amounts (less any deductions required by law):

             (A) if not theretofore paid, the Executive's Annual Salary for the then current fiscal year of the Corporation for the period to and including the Date of Termination; and

             (B) an amount equal to the Annual Salary (to the extent the termination is by the Corporation the portion of the Annual Salary referred to in Section 1.3 (a)(ii) shall be deemed to be the targeted incentive compensation);

     (ii) all options held by the Executive, whether then vested or not, shall immediately become exercisable (and shall remain exercisable as set forth in clause 3.1(c)(ii)) in the event that the Executive's employment is terminated by the Corporation (other than for Just Cause, Disability or Death) within one year following the completion of the transaction effecting the change of control of the Corporation as contemplated by this Section 3.1(d);

     (iii) the Corporation shall not seek in any way to amend the terms of any loans from the Corporation or its subsidiaries to the Executive;

     (iv) the Corporation shall provide the Executive with the job relocation counselling services of the firm acceptable to the Corporation for an amount not to exceed $15,000;

     (v) if, at the Date of Termination, there were any memberships in any clubs, social or athletic organizations paid for by the Corporation that were for the regular use of the Executive at the Date of Termination, the Corporation will not take any action to terminate such memberships but need not renew any such membership that expires; and

     (vi) the Corporation shall pay to the Executive all outstanding and accrued vacation pay to the Date of Termination.

Upon compliance with clauses (d)(i) through (vi) above, the Corporation shall have no further obligations to the Executive under this Agreement or otherwise and the Executive agrees that notwithstanding any other provision contained herein, the Executive shall not have any right to commence any action for wrongful dismissal or termination.

3.2 The benefits payable under this Article III shall be paid as follows: (a) with respect to that portion of the Annual Salary relating to salary and related benefits of the Executive, at the Corporation's regular pay periods and (b) with respect to all other amounts, on a basis consistent with practices in effect immediately prior to the Date of Termination. If the Executive secures employment after the Date of Termination and prior to receiving all amounts owing hereunder, the Executive shall immediately inform the Corporation and the Corporation shall have the right to terminate all health, life and disability benefits being carried by the Corporation for the Executive.

Article IV - Non-Competition, Confidentiality and Inventions and Patents

4.1 The Executive shall not while an Executive of the Corporation and for a period of 12 months following the Date of Termination, for any reason
whatsoever,   anywhere  in  North  America,   directly  or  indirectly,   either
individually or in partnership, or in conjunction with any other persons or corporations as principal, agent, shareholder, employee, advisor, lender, guarantor or in any other capacity whatsoever:

(a) carry on or be engaged in or be connected with or interested in or receive royalties or other compensation from a segment of any business which is directly or indirectly competitive with the business of the Corporation or any of its subsidiaries; or

(b) contact or solicit any designated customers of the Corporation or any of its subsidiaries for the purposes of selling to the designated customers any products or services which are the same as or are competitive with, the products or services sold by the Corporation or any of its subsidiaries during the term of this Agreement. For the purpose of this section, a designated customer means any person or entity who was a customer of the Corporation or any of its subsidiaries while the Executive was an Executive of the Corporation.

Notwithstanding the foregoing, the Executive may hold up to five per cent of the issued and outstanding securities of any publicly traded company. For the purposes hereof, if a Change of Control occurs and the Executive's employment is terminated (whether by the Corporation or the Executive) within six months of the Change of Control, the business of the Corporation and its subsidiaries shall be deemed to be the business immediately prior to the Change of Control.

4.2 The Executive shall not while an Executive of the Corporation and for a period of 12 months thereafter, directly or indirectly, employ or retain as an independent contractor any employee of the Corporation or any of its subsidiaries or induce or solicit, or intend to induce, any such person to leave his/her employment.

4.3 The Executive acknowledges and agrees that:

(a) in the course of performing his duties and responsibilities as an officer of the Corporation, he has had and will continue in the future to have access to and has been and will be entrusted with detailed confidential information and trade secrets (printed or otherwise) concerning past, present, future and contemplated products, services, operations and marketing techniques and procedures of the Corporation and its subsidiaries, including, without limitation, information relating to past, present and prospective clients, customers, suppliers and employees of the Corporation and its subsidiaries (collectively "Trade Secrets"), the disclosure of any of which to competitors of the Corporation or to the general public, or the use of same by the Executive or any competitor of the Corporation or any of its subsidiaries, would be highly detrimental to the interests of the Corporation;

(b) the Executive, while an officer and/or employee of the Corporation, owes fiduciary duties to the Corporation, including the duty to act in the best interests of the Corporation; and

(c) the right to maintain the confidentiality of the Trade Secrets, the right to preserve the goodwill of the Corporation and the right to the benefit of any relationships that have developed between the Executive and the customers, clients and suppliers of the Corporation by virtue of the Executive's employment with the Corporation constitute proprietary rights of the Corporation, which the Corporation is entitled to protect.

In acknowledgement of the matters described above, the Executive hereby agrees that he will not, during the term of this Agreement or any time thereafter following the termination of employment for any reason, directly or indirectly disclose to any person or in any way make use of (other than for the benefit of the Corporation), in any manner, any of the Trade Secrets, provided that such Trade Secrets shall be deemed not to include information that is or becomes generally available to the public other than as a result of disclosure by the Executive.

4.4 Any invention (whether patentable or otherwise), improvement, device, industrial design, copyright, know-how or other intellectual or industrial property developed, invented, created or improved by the Executive during the term of this Agreement or prior to the date hereof while the Executive was employed by the Corporation in respect of the Corporation's business (collectively, the "Intellectual Property") shall be the exclusive property of the Corporation. The Corporation shall have the exclusive right to file patent applications and to obtain patents, to register industrial designs and copyright in the name of the Corporation in connection with the Intellectual Property. The Executive shall execute, from time to time, upon request by the Corporation, assignments of the Executive's rights in the Intellectual Property to the Corporation, shall co-operate with the Corporation in documenting the ownership of the Intellectual Property by the Corporation, and shall provide all necessary assistance in the filing and prosecution of any applications to register the Intellectual Property. The Executive hereby waives his moral rights to the Intellectual Property at common law and under section 14.1 of the Copyright Act or successor provisions from time to time, which are acknowledged to include the right to the integrity of the Intellectual Property and the right, where reasonable in the circumstances, to be associated with the Intellectual Property or an author by name or under a pseudonym and the right to remain anonymous when any translation of the Intellectual Property is produced, performed or published.

4.5 The Executive acknowledges that a breach or threatened breach by the Executive of the provisions of any of this Article 4 will result in the Corporation and its shareholders suffering irrevocable harm which is not capable of being calculated and which cannot be fully or adequately compensated by the recovery of damages alone. Accordingly, the Executive agrees that the Corporation shall be entitled to interim and permanent injunctive relief, specific performance and other equitable remedies, in addition to any other relief to which the Corporation may be entitled.

4.6 The provisions of this Article 4 comprise all of Executive's obligations following any termination of Executive's employment with the Corporation.

Article V- General

5.1 The Executive acknowledges that he has had an opportunity to obtain independent legal advice before signing this Agreement and agrees that either such advice has been obtained or that he does not wish to seek or obtain such independent legal advice. The Executive acknowledges that he has read this Agreement and fully understands the nature and effect of it and the terms contained herein and that the said terms are fair and reasonable and correctly set out the Executive's position in the event of termination.

5.2 The Executive agrees that after termination of his employment for whatever reason, he will tender his resignation from any position he may hold as an officer of the Corporation or as an officer or director of any of its affiliated or associated companies, provided that doing so will not reduce the obligations of the Corporation described herein.

5.3 If any provision of this Agreement is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other provision herein and each such provision is deemed to be separate, distinct and severable.

5.4 Any notice required or permitted to be given under this Agreement shall be in writing and shall be properly given if delivered by hand or mailed by prepaid registered mail addressed as follows:

(a)  in the case of the Corporation, to:

     JetForm Corporation
     560 Rochester Street
     Ottawa, Ontario
     K1S 5K2

     Attention: Chief Executive Officer

(b)  in the case of the Executive, to:

      John Kelly
      c/o JetForm Corporation

or to such other address as the parties may from time to time specify by notice given in accordance herewith. Any notice so given shall be conclusively deemed to have been given or made on the day of delivery, if delivered, or if mailed by registered mail, upon the date shown on the postal return receipt as the date upon which the envelope containing such notice was actually received by the addressee provided in the event of mail disruption, delivery may only be made by hand.

5.5 This Agreement shall enure to the benefit of and be binding upon the Executive and his heirs, executors and administrators and upon the Corporation and its successors and assigns.

5.6 Nothing herein derogates from any rights the Executive may have under applicable law, and in particular the parties agree that the rights, entitlements and benefits set out in this Agreement to be paid to the Executive shall in no event be less than the Executive's entitlement pursuant to the Employment Standards Act (Ontario) or any successor legislation from time to time. Any payments made hereunder are agreed to be inclusive of all payments required of the Corporation under the said legislation.

5.7 This Agreement may be amended only by an instrument in writing signed by both parties.

5.8 Neither party may waive or shall be deemed to have waived any right it has under this Agreement (including under this section) except to the extent that such waiver is in writing.

5.9 This agreement amends, restates and supercedes the employment agreement between the Executive and the Company dated March 23, 1999.

                                    *********

     If you are in agreement with the foregoing terms and conditions, kindly execute below where indicated and return one fully executed copy of this Agreement to the attention of Vice President Human Resources, JetForm Corporation, 560 Rochester Street, Ottawa, Ontario K1S 5K2


                                    Yours very truly,

                                    JETFORM CORPORATION


                                    Per:
                                        -----------------------------------
                                        Authorized Officer

                                    Accepted   and  agreed   this  ____  day  of
                                    ____________, 1999.


                                    ---------------------------------------
                                    JEFF MCMULLEN